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                                                                   EXHIBIT 10.17


                [Letterhead of Objective Communications, Inc.]

                                  May __, 1999

[Debenture Holder]
[address]
[address]

        RE:  REVISED AGREEMENT REGARDING $3.125 MILLION AGGREGATE
             PRINCIPAL AMOUNT OF 5% CUMULATIVE CONVERTIBLE DEBENTURES DUE
             2003

Dear [Debenture Holder]:

      Objective is currently in registration with respect to an equity financing that the Company believes will allow it to continue operations for the next 12 months. Timely closing of this offering, prior to May 31, 1999, is required for the Company to remain listed on the Nasdaq SmallCap Market. In order to complete the offering in that time and to remain compliant with Nasdaq rules and regulations, the underwriters are requiring changes to terms upon which the Convertible Debentures will convert to equity securities. Please note that in order to meet our schedule, we need to hear from you as soon as possible, and in any event before the end of the day on Monday, May 10.

      The Company is subject to certain Nasdaq rules that prohibit Objective from issuing common stock or securities convertible into common stock in excess of 20% of the outstanding common stock at the time of issuance, except in certain limited circumstances or with prior stockholder approval of the issuance. The proposed issuance of equity securities upon conversion of the Convertible Debentures does not qualify for any of the available exceptions from the Nasdaq rules, the Company has not obtained stockholder approval of the proposed issuance, and could not obtain stockholder approval of the proposed issuance in time to complete the proposed equity financing. Accordingly, this letter is to set forth our mutual agreement as to the modified terms upon which the Convertible Debentures will convert to equity securities.

      This letter agreement is to set forth our mutual agreement and understanding with respect to the outstanding $3.125 million aggregate principal amount of 5% Cumulative Convertible Debentures due 2003 (the "Convertible Debentures") of Objective Communications, Inc., a Delaware corporation ("Objective" or the "Company"). The undersigned investor (an "Investor" and, collectively with the additional holders of the Convertible Debentures, the "Investors") currently holds $_______ aggregate principal amount of the Convertible Debentures. Each individual signing this letter agreement on behalf of an entity that holds Convertible Debentures represents and warrants to Objective that it is authorized and has full authority to execute, deliver and enter into this agreement on behalf of, and to bind, such investor.
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                                      -2-                          May __, 1999

   In consideration of the mutual covenants and obligations set forth in this letter agreement, and in the other documents and agreements among Objective and the Investors, Objective and the undersigned Investor agree as follows:

   1. The Investor agrees that he, she or it will not exercise its right to convert the Convertible Debentures to common stock, par value $.01 per share of Objective (the "Common Stock"), until the date on which a public or private equity financing with gross proceeds to Objective of not less than $8 million (a "Qualified Financing") is consummated. Immediately following the closing of a Qualified Financing, the principal amount of and accrued and unpaid interest on the Convertible Debentures will automatically and without any further action on the part of the holder convert into Common Stock at the conversion price set forth below.

   2. The number of shares of Common Stock issuable upon such conversion will be equal to the principal amount of the Convertible Debentures, plus accrued and unpaid interest thereon, divided by a "conversion price" equal to $3.75; provided, however, that notwithstanding the foregoing, the Company shall not be obligated to issue shares of common stock in excess of the number of shares of common stock permitted pursuant to the ExchangeCap (as defined in the certificate evidencing the Convertible Debentures) provision set forth in Section 13 of the certificate evidencing the Convertible Debentures.

   3. If the Qualified Financing is a public offering ("Qualified Public Financing"), the shares of Common Stock issuable upon conversion of the Convertible Debentures will be registered at the time of such offering. In the event that the Qualified Financing is a private offering ("Qualified Private Financing"), the shares of Common Stock issuable upon conversion of the Convertible Debentures will be registered as promptly as practicable following the conclusion of such financing, but in no event will such shares be registered later than the time at which the shares issued in the Qualified Private Financing are registered or the end of a six-month lock-up period. The holders of the Convertible Debentures also agree to hold the shares of Common Stock issued upon conversion of the Convertible Debentures, in the case of a Qualified Public Financing, for a period of at least twelve (12) months following the effective date of the Company's registration statement that relates to the Qualified Public Financing and, in the case of a Qualified Private Financing, for six months following the date on which the Convertible Debentures are converted.

   4. The undersigned Investor also hereby waives any default by Objective with respect to the failure to register the shares of Common Stock issuable upon conversion of the Convertible Debentures for resale by the holders thereof on a registration statement filed with the Securities and Exchange Commission (the "Commission") and to maintain the effectiveness of the registration statement. The undersigned Investor hereby waives any right to have the Convertible Debentures registered on a registration statement filed with the Commission prior to the Qualified Financing. In exchange for such agreement, the Company agrees that if the Qualified Financing is a public offering, then it will include the shares of Common Stock issuable upon
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                                      -3-                          May __, 1999

      conversion of the Convertible Debentures in the registration statement filed with the Commission with respect to the Qualified Financing, and to use its best efforts to have the registration statement effective at the time at which the lock-up agreement described above expires.

   5. The undersigned Investor hereby consents to the amendment of the certificate evidencing the Convertible Debentures and/or the Subscription Agreements and/or other documents relating to the issuance of the Convertible Debentures (the "Debenture Agreements") to the extent necessary to incorporate the above agreements, and, promptly upon the request of the Company, agrees to execute and deliver such amendments to the Company.

   6. To the extent that the provisions of the Debenture Agreements are not inconsistent with the terms hereof, the undersigned recognizes and agrees that such Debenture Agreements remain in full force and effect, including, without limitation, the ExchangeCap provision set forth in Section 13 of the certificate evidencing the Convertible Debentures.

   7. This Agreement supercedes in all respects that letter agreement dated ______ __, 1999 between the Company and the undersigned Investor (the "Old Agreement"), and the Old Agreement shall be null and void and of no force and effect.

   8. In the event that the Qualified Financing is not completed on or before June 30, 1999, then this letter agreement shall be null and void and of no force and effect.

   This Agreement shall be effective upon and as of the date hereof. All numbers and share amounts set forth in this letter agreement are based on the current number of shares of common stock outstanding, and shall be adjusted for any future stock splits, stock recapitalizations, reverse stock splits or similar changes in the Company's capitalization.

   If you are in agreement with the foregoing, please sign and return one original copy of this letter to the undersigned at Objective Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801 by overnight mail and by telecopy (Telecopy number: (603) 334-2212). If you have any questions, you can reach me at (603) 334-6741.

                                          Sincerely,

                                          Robert H. Emery,
                                          Vice President, Finance and
                                          Administration


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                                      -4-                          May __, 1999


   The undersigned authorized representatives of the Investors listed below hereby acknowledge and agree to the terms and conditions of this letter agreement and agree to be legally bound by its terms.

Dated:  May __, 1999                      [DEBENTURE HOLDER]

                                          By:  ____________________________
                                          Name: